                                                 EXHIBIT 10.4.4


                               TSW INTERNATIONAL, INC.
                               3301 WINDY RIDGE PARKWAY
                                ATLANTA, GEORGIA 30339


                                  December 16, 1996

Warburg, Pincus Investors, L.P.
466 Lexington Avenue
New York, New York 10017

Re: Amendment to the August 14, 1996 Preferred Stock Purchase Agreement

Dear Sirs:

TSW International, Inc., a Georgia corporation (the "Company"), and Warburg, Pincus Investors, L.P., a Delaware limited partnership (the "Purchaser"), entered into a Preferred Stock Purchase Agreement on August 14, 1996 (the "Purchase Agreement"). Notwithstanding Section 2 of the Purchase Agreement which requires that the Company file certain amendments to the Company's Articles of Incorporation with the Georgia Secretary of State on or before December 31, 1996, the Company and the Purchaser hereby agree to further extend the date of such filing to March 31, 1997. This extension amends the Purchase Agreement. All other terms and conditions of the Purchase Agreement remain in full force and effect.

                                       Very truly yours,


                                       TSW INTERNATIONAL, INC.



                                       By:  /s/ John Bartels
                                           ----------------------------
                                              John Bartels

WARBURG, PINCUS INVESTORS, L.P.

By: WARBURG, PINCUS & CO.,
    General Partner


    By: /s/ Joseph P. Landy
        ---------------------------

                               TSW INTERNATIONAL, INC.
                               3301 WINDY RIDGE PARKWAY
                               ATLANTA, GEORGIA  30339


                          PREFERRED STOCK PURCHASE AGREEMENT

                                 Dated April 14, 1996


To:  Warburg, Pincus Investors, L.P.
     466 Lexington Avenue
     New York, New York  10017


Dear Sirs:

    TSW International, Inc., a Georgia corporation (the "Company"), hereby agrees with Warburg, Pincus Investors, L.P., a Delaware limited partnership (the "Purchaser") as follows:

Section 1.    PURCHASE AND SALE OF SERIES D CUMULATIVE PREFERRED STOCK

         Subject to the terms and conditions set forth in this Agreement, the Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, on a when issued basis, 216,685 shares of a new series of Preferred Stock of the Company to be designated "Series D Cumulative Preferred Stock." The Series D Cumulative Preferred Stock shall, from and after the date on which it is authorized by the shareholders of the Company, have the rights, preferences, privileges and restrictions as set forth in the Articles of Amendment of the Company (the ""Amendment'') with respect to such Series D
Cumulative Preferred Stock.   The Company acknowledges the receipt as of the
date hereof of the amount of Two Million Dollars ($2,000,000) paid by the Purchaser for the Series D Cumulative Preferred Stock.

Section 2.    AMENDMENT OF ARTICLES

         On or before December 31, 1996, the Company will cause to be filed with the Secretary of State of the State of Georgia the Amendment to provide for the creation and authorization of the Series D Cumulative Preferred Stock purchased hereby, it being recognized and acknowledged that such amendment requires the prior approval of the Company's shareholders, but that in any event the date of this instrument as indicated above shall be the effective date of the sale and purchase of Series D Cumulative Preferred Stock effected hereby.

Section 3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

              The Purchaser represents and warrants to the Company as follows:

              (a) The Purchaser is acquiring the Series D Cumulative Preferred Stock for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing such Series D Cumulative Preferred Stock, but subject, nevertheless, to any requirement of law that the disposition of the Purchaser's property shall at all times be within the Purchaser's control, and without prejudice to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the 1933 Act or under an exemption from said registration available under the 1933 Act.

              (b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment by the Purchaser in the Company as contemplated by this Agreement, and the Purchaser is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser has been furnished access to such information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of securities contemplated hereby.

Section 4.    ADDITIONAL COVENANTS OF THE PARTIES.

              4.1  RESALE OF SECURITIES

              (a) The Purchaser covenants that it will not sell or otherwise transfer the Series D Cumulative Preferred Stock purchased hereunder except pursuant to an effective registration under the 1933 Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the 1933 Act and the rules and regulations promulgated thereunder and any applicable state securities laws.

              (b) The Series D Cumulative Preferred Stock will bear a legend substantially reflecting the foregoing restrictions on the transfer of such securities:
                   "The securities evidenced hereby have not been registered
              under the Securities Act of 1933, as amended or the Georgia Securities Act of 1973, as amended (the "Acts") and may not be transferred except pursuant to an effective registration under the Acts or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Acts and the rules and regulations promulgated thereunder."

    4.2       FURTHER ASSURANCES

              Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 5.    MISCELLANEOUS

    5.1       NOTICES

              All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

    (a)  If to the Purchaser, to:      Warburg, Pincus Investors, L.P.
                                       466 Lexington Avenue
                                       New York, New York  10022

    (b)  If to the Company, to:        TSW International, Inc.
                                       3301 Windy Ridge Parkway
                                       Atlanta, Georgia  30339
                                       Attention:  Chief Executive Officer

         with a copy to:               Troutman Sanders LLP
                                       Suite 5200
                                       600 Peachtree Street, N.E.
                                       Atlanta, Georgia  30308-2216
                                       Attention:  Robert W. Grout, Esquire

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 5.1 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 5.1.

    5.2       GOVERNING LAW

              This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the choice-of-law provisions thereof.

    5.3       SECTION HEADINGS

              The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

    5.4       ENTIRE AGREEMENT; AMENDMENT AND WAIVER

              This Agreement constitutes the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof between such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Purchaser.

    5.5       COUNTERPARTS

         This Agreement may be executed in one or more counterparts with the same effect as if the parties executing the counterparts had each executed one instrument as of the day and year first above written.


                                  Very truly yours,

                                  TSW INTERNATIONAL, INC.


                                  By:  /s/ John Bartels
                                      ----------------------------------
                                         John Bartels

WARBURG, PINCUS INVESTORS, L.P.

By: WARBURG, PINCUS & CO.,
    General Partner


    By: /s/ Joseph P. Landy
        --------------------------
             Partner

                                ARTICLES OF AMENDMENT
                                          OF
                               TSW INTERNATIONAL, INC.


                                      ARTICLE I.

    The Articles of Amendment of TSW INTERNATIONAL, INC. are as follows:


                                     ARTICLE II.

    The name of the corporation is TSW INTERNATIONAL, INC. (the "Corporation") and its charter number is 8603931.


                                     ARTICLE III.

    The Amended and Restated Articles of Incorporation of the Corporation are hereby amended to create two new series of preferred stock of the Corporation, one to be designated "Series C Cumulative Preferred Stock" and the other to be designated "Series D Cumulative Preferred Stock." To effect this change, Article IV of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and the following is substituted therefor:

                                     "Article IV.

    A.   AUTHORIZED CAPITAL STOCK.

              The Corporation shall be authorized to issue 6,000,000 shares of $0.01 par value common stock (the "Common Stock").

              The Corporation shall also be authorized to issue 3,390,993 shares of series preferred stock (the "Preferred Stock"), of which 1,897,028 shares shall be denominated "Series A Preferred Stock," 393,965 shares shall be denominated "Series B Preferred Stock," 500,000 shares shall be denominated "Series C Cumulative Preferred Stock" and 600,000 shares shall be denominated "Series D Cumulative Preferred Stock." Each share of Preferred Stock shall have a par value of $0.01.

    B.   COMMON STOCK.

         The rights of the Common Stock shall be as follows:

         1.   DIVIDENDS.

              Subject to the preferences and other rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock shall be entitled to share equally, share for share, in dividends declared on the Common Stock.

         2.   LIQUIDATION.

              In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of the Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

         3.   VOTING RIGHTS.

              Except as otherwise provided herein or by law, each holder of Common Stock shall be entitled to one vote in respect of each share of Common Stock held of record on all matters submitted to a vote of stockholders.

         4.   RECLASSIFICATIONS.

              In the event of any stock split, combination or other reclassification of shares of Common Stock, each share of Common Stock shall be treated equally.

    C.   PREFERRED STOCK.

              The relative rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock are as follows:

              1.   SERIES A AND SERIES B PREFERRED STOCK DIVIDENDS.

                   (a) The holders of Series A Preferred Stock shall be entitled to receive noncumulative dividends at the rate of $0.315 per share per annum as and when declared by the Board of Directors out of funds legally available therefor and the holders of Series B Preferred Stock shall be entitled to receive noncumulative dividends at the rate of $0.533 per share per annum as and when declared by the Board of

              Directors out of funds legally available therefor. All such dividends on the Series A Preferred Stock and Series B Preferred Stock will be payable quarterly and before any dividends shall be set apart for or paid in any year upon the Common Stock or any Junior Stock (as hereinafter defined). If any such distribution shall be insufficient to pay the holders of Series A Preferred Stock or Series B Preferred Stock the full amount to which they shall be entitled, the holders of the Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                   (b) Dividends on the Series A and Series B Preferred Stock shall be noncumulative, whether or not in any fiscal year net profits or surplus are available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock or Series B Preferred Stock, unpaid dividends shall not accumulate as against the holders of the Series C Cumulative Preferred Stock, the Series D Cumulative Preferred Stock or the Junior Stock and no sums in any later years shall be paid to the holders of the Series A Preferred Stock or the Series B Preferred Stock with respect to any prior year or years when dividends were not paid.

              2.   SERIES C AND SERIES D CUMULATIVE PREFERRED STOCK DIVIDENDS.

                   (a) The holders of Series C Cumulative Preferred Stock shall be entitled to receive cumulative dividends at the rate of $1.03 per share per annum as and when declared by the Board of Directors out of funds legally available therefor. The holders of Series D Cumulative Preferred Stock shall be entitled to receive cumulative dividends at the rate of $0.83 per share per annum as and when declared by the Board of Directors out of funds legally available therefore. All such dividends on the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock will be payable quarterly and before any dividends shall be set apart for or paid in any year upon (i) the Common Stock or any other stock ranking on liquidation junior to the Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock"), (ii) the Series A Preferred Stock or (iii) the Series B Preferred Stock. If any such distribution shall be insufficient to pay the holders of Series C Cumulative Preferred Stock or the Series D Cumulative Preferred Stock the full amount to which they shall be entitled, the holders of the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock shall share ratably in any distribution in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                   (b) If any dividends payable on the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock with respect to any fiscal year of the Corporation are not paid for any reason, the right of the holders of the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock to receive payment of such dividend shall not lapse or terminate, but said unpaid dividend or dividends shall accumulate and shall be paid without interest to the holders of the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock, when and as authorized by the Board of Directors of the Corporation, before any sum or sums shall be set aside for or applied to the purchase, redemption or other acquisition for value of shares of any other class (including, without limitation, Junior Stock, Series A Preferred Stock and Series B Preferred Stock) and before any dividend shall be paid or declared, or any other distribution shall be ordered or made, upon shares of any other class (including, without limitation, Junior Stock, Series A Preferred Stock and Series B Preferred Stock).

              3. RESTRICTION ON JUNIOR STOCK DIVIDENDS. As long as any Preferred Stock remains outstanding, the Corporation shall not pay any dividend on the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock unless, in addition to the payment of the dividend to the holders of Preferred Stock as described above, the Corporation has redeemed all shares of Preferred Stock which it would theretofore have been required to redeem under Section IV.C.9 hereof.

              4.   LIQUIDATION, DISSOLUTION OR WINDING UP.

                   (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Preferred Stock (such preferred stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $1.90 per share with respect to the Series A

              Preferred Stock, $7.615 per share with respect to the Series B Preferred Stock, $11.48 per share with respect to the Series C Cumulative Preferred Stock and $9.23 per share with respect to the Series D Cumulative Preferred Stock, PLUS any dividends declared but unpaid thereon, and PLUS with respect to the Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock, any accumulated and unpaid dividends, if not yet declared (subject, in each case, to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution of its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of Preferred Stock the full amount to which they shall be entitled, the holders of the Preferred Stock, and any class of stock ranking on liquidation on a parity with the Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                   (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Preferred Stock and any other series of preferred stock upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                   (c) The merger or consolidation of the Corporation into or with another corporation in which the holders of the Corporation's outstanding shares before the consolidation or merger do not retain a majority of the voting power of the surviving corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section IV.C.4.

         5.   VOTING RIGHTS OF PREFERRED STOCK

                   (a) Each issued and outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall be entitled to the number of votes equal to the number of share of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock is convertible (as adjusted from time to time pursuant to Section IV.C.7 hereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration, including the election of directors. Except as provided by law, by the provisions of Sections IV.C.5(b) and (c) below or by the provisions establishing any other series of preferred stock, holders of Preferred Stock and of any other outstanding preferred stock shall vote together with the holders of Common Stock as a single class.

                   (b) In addition to any other rights provided by law, the Corporation shall not without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock:

                        (i) amend or repeal any provision of the Corporation's Articles of Incorporation or Bylaws, including without limitation a change in the number of members of the Board of Directors of the Corporation;

                        (ii) authorize or effect the payment of dividends or
                   the redemption or repurchase of any capital stock of the Corporation or rights to acquire capital stock of the Corporation except as otherwise required by the Articles of Incorporation;

                        (iii) authorize or effect the issuance by the Corporation of any shares of capital stock or rights to acquire capital stock other than (A) pursuant to options, warrants, conversion or subscription rights in existence on the initial date of issuance of the Series A Preferred Stock and the Series B Preferred Stock or (B) pursuant to stock option, stock bonus or other employee stock plans for the benefit of the employees of the Corporation or its subsidiaries;

                        (iv) authorize or effect (A) any sale, lease, transfer
                   or other disposition of all or substantially all the assets of the Corporation out of the ordinary course of the Corporation's business; (B) any merger or consolidation or other reorganization of the Corporation with or into another corporation, (C) the acquisition by the Corporation of another corporation by means of a purchase of all or substantially all the assets of such corporation, merger, consolidation or other reorganization, (D) any joint ventures by the Corporation outside of its ordinary course of business of (E) a liquidation, winding up, dissolution or adoption of any plan for the same;

                        (v) enter into any transaction, other than employment agreements approved by the Board of Directors or stockholders agreements to which the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall be parties, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock of the Corporation or any affiliate of any of the foregoing; or

                        (vi) authorize the incurrence of indebtedness for
                   borrowed money in an amount in excess of $1,000,000.

                   (c) The Corporation shall not amend, alter or repeal the preference, special rights or other powers of the Series A Preferred Stock, Series B Preferred Stock, the Series C Cumulative Preferred Stock and/or the Series D Cumulative Preferred Stock so as to affect adversely the Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and/or the Series D Cumulative Preferred Stock, without the written consent or affirmative vote of the holders of at least 50% of the then outstanding aggregate number of shares of such adversely affected Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock, Series B Preferred Stock, the Series C Cumulative Preferred Stock and/or the Series
              D Cumulative Preferred Stock as to the voting rights or the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock, Series B Preferred Stock, the Series C Cumulative Preferred Stock and/or the Series D Cumulative Preferred Stock, as applicable.

         6.   OPTIONAL CONVERSION.

              (a) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and/or the Series D Cumulative Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into one fully paid and nonassessable share of Common Stock, subject, in each case, to adjustments described below; PROVIDED, HOWEVER that on any redemption of any Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation. (The number of shares of Common Stock into which each share of Preferred Stock may be converted is herein called the "Conversion Rate").

              (b) Whenever the Conversion Rate shall be adjusted as provided in Section IV.C.7 hereof, the Corporation shall forthwith file at each office designated for the conversion, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Preferred Stock at his or its address appearing on the stock register.

              (c) In order to exercise the conversion privilege, the holder of any Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent (or if there is no transfer agent appointed at that time, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Preferred Stock or shares of Common Stock upon the conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and surrender of the certificate or certificates for Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

              (d) The Corporation shall at all times when the Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Preferred Stock such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock.

              (e) Upon any such conversion, no adjustment to the Conversion Rate shall be made for declared and unpaid dividends on the Preferred Stock surrendered for conversion, any accumulated and unpaid dividends on the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock, if not yet declared, or on the Common Stock delivered.

              (f) All Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid (and, with respect to the Series C Cumulative Preferred Stock or the Series D Cumulative Preferred Stock, any accumulated and unpaid, if not yet declared) dividends thereon. Any of the Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock accordingly.

         7.   ANTI-DILUTION PROVISIONS.

              The Conversion Rate shall be subject to adjustment as follows:

              (a) In case the Corporation shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which he or it would have owned or have been entitled to receive after the happenings of any of the events described above, had such Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section IV.C.7(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (b) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section IV.C.7 are not strictly applicable or if strictly applicable would not protect the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

         8.   CONVERSION.

              (a) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall automatically be converted into the corresponding number of shares of Common Stock at the then effective Conversion Rate at any time upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price to the public which places upon the Corporation a value (prior to the receipt of proceeds of such offering) of at least $40 million and in which the net proceeds to the Corporation are not less than $10 million (herein referred to as a "Qualified Public Offering"). In addition, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such shares upon the vote to so convert of the holders of a least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock, respectively, then outstanding.

              (b) All holders of record of Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of shares pursuant to this Section IV.C.8. Such notice will be sent by mail, first class, postage prepaid, to each record holder of Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section IV.C.8 On the date fixed for conversion, all rights with respect to the Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock have been converted and payment of any declared and unpaid (and, with respect to the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock, any accumulated and unpaid, if not yet declared) dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Preferred

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


         Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the Preferred Stock represented thereby converted into Common stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for the Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof

         9.   REDEMPTION.

              (a) Corporation shall redeem (to the extent that such redemption shall not violate any applicable provision of the laws of the State of Georgia) the Series A Preferred Stock at a price of $1.90 per share, the Series B Preferred Stock at a price of $7.615 per share, the Series C Cumulative Preferred Stock at a price of $11.48 per share and the Series D Cumulative Preferred Stock at a price of $9.23 per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), PLUS an amount equal to any dividends declared but unpaid thereon and PLUS with respect to the Series C Cumulative Preferred Stock and the Series D Cumulative Preferred Stock, any accumulated and unpaid dividends, if not yet declared (such amount is hereinafter inferred to as the "Redemption Price"), on the 1st day of January (the "Redemption Date") of each of the years 2000 through 2002 thirty-three and one-third percent (33-1/3%) of the Preferred Stock outstanding on the first Redemption Date. In respect of each such redemption, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock shall be redeemed in proportion to the respective numbers of shares of each such series outstanding on the first Redemption Date. If the Corporation is unable at any Redemption Date to redeem any Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Georgia, then the Corporation shall redeem such Preferred Stock as soon thereafter as redemption would not violate such laws.

              (b) In the event of any redemption of only a part of the then outstanding Preferred Stock, the Corporation shall effect such redemption pro rata within each Series among the holders thereof (based on the number of shares of Preferred Stock held on the date of notice of redemption).

              (c) At least thirty days prior to each Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Preferred

         Stock to be redeemed at his or its address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section IV.C.6 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the remaining shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

              (d) Except as provided in Section IV.C.9(a) above, the Corporation shall have no right to redeem the Preferred Stock. Any Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock, Series B Preferred Stock, Series C Cumulative Preferred Stock or Series D Cumulative Preferred Stock subject to the provisions of applicable law.


                                     ARTICLE IV.

    The proposed amendment of the Articles of Incorporation as set forth above was recommended to the shareholders of the Corporation by the Board of Directors of the Corporation on the 29th day of November, 1995.

                                      ARTICLE V.

     The foregoing Amendment to the Articles of Incorporation of the Corporation was duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on the _____ day of _______________.

    IN WITNESS WHEREOF, TSW International, Inc. has caused its duly authorized officer to execute these Articles of Amendment as of this _____ day of _______________, 19___.


                                  TSW INTERNATIONAL, INC.


                                  By:_____________________________
                                  Title:__________________________

                                          SCHEDULE TO EXHIBIT 10.4.4

                       SCHEDULE OF TERMS OF
                PREFERRED STOCK PURCHASE AGREEMENT
 BETWEEN TSW INTERNATIONAL, INC. AND WARBURG, PINCUS INVESTORS, L.P.

   DATE OF         SERIES OF                             SHARES OF
  AGREEMENT      PREFERRED STOCK         PRICE        PREFERRED STOCK
  ----------     ---------------       ----------     ----------------
    9/11/92            A               $8,536,626        1,897,028
    6/20/94            B                3,000,000          393,965
   11/29/95            C                2,000,000          174,216
    4/15/96            C                3,000,000          261,324
    8/14/96            D                2,000,000          216,685